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Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Annual Report on Form 10-KSB of our report dated May 29, 2008, relating to the financial statements of DLR Funding, Inc. for the years ended December 31, 2007, 2006, 2005 and 2004.

MENDOZA BERGER & COMPANY, LLP

/s/Mendoza Berger & Company, LLP
Irvine, California
September 9, 2008